UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Lazar Securities Purchase Agreement

On February 4, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Lazar Purchase Agreement”) with David Lazar (the “Purchaser”), its interim Chief Executive Officer, for the issuance and sale in a private placement (the “Private Placement”) of up to $8,000,000 (the “Aggregate Purchase Price”) of shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Shares”). The Company shall have the right, but not the obligation, to direct the Purchaser, by delivering written notice thereof from time to time and until September 30, 2026, to purchase up to the Aggregate Purchase Price of Shares at a purchase price equal to the greater of (i) the consolidated closing bid price immediately prior to the entry of this Agreement and (ii) the consolidated closing bid price on the business day immediately preceding the applicable purchase date. Unless otherwise agreed by the Company and the Purchaser, the Company’s right to cause the Purchaser to purchase the Shares pursuant to the Lazar Purchase Agreement must be exercised in either $1,000,000 or $2,000,000 increments.

The Lazar Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation S or Regulation D promulgated thereunder.

The foregoing description of terms and conditions of the Lazar Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Lazar Purchase Agreement, which is attached hereto as Exhibit 10.1.

Amendment to Warrant Exchange Agreement

As previously reported, Armistice Capital Master Fund Ltd. (the “Holder”) and the Company entered into that certain Warrant Exchange Agreement, dated as of January 2, 2025 (the “Warrant Exchange Agreement”), pursuant to which they agreed to exchange certain Exchanged Warrants (as defined in the Warrant Exchange Agreement) acquired by the Holder pursuant to the Exercise and Reload Agreement and the April Securities Purchase Agreement for 24,844,725 shares of Common Stock of the Company and $1.1 million of cash upon the terms and conditions set forth in the Warrant Exchange Agreement and subject to the approval as required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to issuance of all of the shares of Common Stock to be issued pursuant to the Warrant Exchange Agreement (the “Stockholder Approval”). Stockholder Approval was obtained on February 6, 2025 as described in Item 5.07 below.

On February 4, 2025, the Holder and the Company entered into an amendment agreement to the Warrant Exchange Agreement (the “Amendment Agreement”) pursuant to which the Holder agreed to receive the $1.1 million cash payment from the Company following the filing by the Company of its Form 10-Q for the first quarter of 2025. In addition, the Holder consented to (A) the issuance of up to $8,000,000 of shares of Common Stock to David Lazar pursuant to an equity line securities purchase agreement between the Company and David Lazar at a purchase price per share equal to the greater of (i) the consolidated closing bid price immediately prior to the entry of such agreement and (ii) the consolidated closing bid price on the Business Day immediately preceding the applicable purchase date and (B) the entry into an equity line of credit purchase agreement for the sale of up to $25 million of shares of Common Stock and the issuances of shares of Common Stock sold thereunder, and acknowledged and agreed that none of the foregoing transactions described in (A) and (B) above shall be deemed a “Variable Rate Transaction” as defined in the Exercise and Reload Agreement. In consideration for the foregoing, the Company agreed to issue to the Holder, subject to the Beneficial Ownership Limitation (as defined in the Warrant Exchange Agreement) and upon receipt of stockholder approval of the Company of such issuance at its next meeting of stockholders, an additional 100,000 shares of Common Stock (post-reverse stock split that was approved by the Company’s stockholders at its February 6, 2025 special meeting) (the “Additional New Shares”). In the event that the issuance of any shares of Common Stock to the Holder would cause the Holder to exceed the maximum number of Warrant Shares subject to the Beneficial Ownership Limitation (as defined in the applicable Exchanged Warrant), as directed by the Holder, the balance shall be issued as pre-funded warrants.

The issuance of the Additional New Shares will not be registered under the Securities Act or any state securities laws. The issuance of the Additional New Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing description of terms and conditions of the Amendment Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Amendment Agreement, which is attached hereto as Exhibit 10.2.

Helena Common Stock Purchase Agreement

On February 5, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Helena Special Opportunities 1 Ltd. (“Helena”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Purchase Agreement, has the right, but not the obligation, to sell to Helena, and Helena is obligated to purchase, up to the lesser of (i) $25 million of newly issued shares (the “Purchase Shares”) of the Company’s Common Stock and (ii) the Exchange Cap (as defined below). As consideration for Helena’s execution and delivery of the Purchase Agreement, the Company has agreed to issue to Helena a number of shares of Common Stock having a value equal to $125,000 (the “Commitment Shares” and, together with the Purchase Shares, the “Securities”). In furtherance of the foregoing, (i) the Company shall issue to Helena on the trading day immediately following execution of the Purchase Agreement, a number of shares of Common Stock equal to the amount obtained by dividing $62,500 by the volume weighted average price of the Common Stock over the three (3) trading days preceding the date of the Purchase Agreement, and (ii) on the day that is 90 days following the execution date the Company shall issue to Helena a number of shares of Common Stock equal to the amount obtained by dividing $62,500 by the volume weighted average price of the Common Stock over the three (3) trading days preceding the 90th day following the execution date. The average of the volume weighted average prices of the Common Stock determined in accordance with clauses (i) and (ii) of the foregoing sentence shall be referred to as the “Commitment Share Reference Price” and the sum of the shares issued pursuant to clauses (i) and (ii) of the foregoing sentence shall be referred to as the “Original Commitment Fee Share Amount”. If the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date is less than the Commitment Share Reference Price, the Company shall issue to Helena additional shares of Common Stock as Commitment Shares (the “Make-Whole Shares”) promptly following such one-year anniversary. The amount of Make-Whole Shares to be issued shall be equal to the quotient obtained by dividing (a) $125,000, by (b) the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date, minus the Original Commitment Fee Share Amount. In lieu of delivering the Make-Whole Shares, the Company may elect to pay to the Investor the cash value of the Make-Whole Shares by paying to the Investor a cash payment equal to the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date multiplied by the Make-Whole Share Amount.

The Company does not have a right to commence any sales of Common Stock to Helena under the Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to Helena set forth in the Purchase Agreement have been satisfied, including that a registration statement covering the resale of the Securities is declared effective by the Securities and Exchange Commission (the “SEC”) and the final form of prospectus contained therein is filed with the SEC (the “Commencement Date”).

Over the 36-month period from and after the Commencement Date (unless the Purchase Agreement is terminated earlier in accordance with its terms), Helena has no right to require the Company to sell any shares of Common Stock to Helena, but Helena is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that Helena must pay for shares of Common Stock. Actual sales of shares of Common Stock to Helena will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

At any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the Common Stock was equal to or greater than $0.20 (the “Purchase Date”), the Company may direct Helena to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed $250,000, at a purchase price equal to 95% of the daily volume weighted average price (the “VWAP”) of the Common Stock for the two business days immediately preceding the applicable Purchase Date for such Fixed Purchase.

In addition, at any time from and after the Commencement Date, on any business day on which the previous business day’s closing sale price of the Common Stock is equal to or greater than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct Helena to purchase an additional number of shares of Common Stock in an amount up to the VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the lowest sale price of a share of Common Stock on the trading day immediately prior to such applicable Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct Helena to purchase, on such same business day (the “Additional VWAP Purchase Date”), an additional number of shares of Common Stock in an amount up to the Additional VWAP Purchase Maximum Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the lowest sale price of a share of Common Stock on the trading day immediately prior to such applicable Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Purchase Agreement) on the applicable Additional VWAP Purchase Date.

If the Company makes certain issuances of Company securities within a specified period of time after a Purchase Date and such securities are issued at prices (the “New Issuance Price”) less than the prices to be paid by Helena in such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, the purchase price for such applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase would be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under the Purchase Agreement, in no event may the aggregate amount of Purchase Shares submitted in any single or combination of VWAP Purchase notices and/or Additional VWAP Purchase notices on a particular date require a payment from Helena to the Company that exceeds $5,000,000, unless such limitation is waived by Helena.

In no event shall the Company issue or sell any shares of Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement (including the Commitment Shares) exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Purchase Agreement, unless and until (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of Common Stock issued under the Purchase Agreement (including Commitment Shares) is equal to or in excess of the lower of (A) the closing price on the Nasdaq Capital Market on February 5, 2025 and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding February 5, 2025, as calculated in accordance with the rules of the Nasdaq Capital Market, such that the sales of such Common Stock to Helena would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

In addition, Helena is not obligated to buy any shares of Common Stock pursuant to the Purchase Agreement if such shares of Common Stock, when aggregated with all other common stock then beneficially owned by Helena and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Helena beneficially owning Common Stock in excess of 4.99% of the then-outstanding shares of common stock (the “Beneficial Ownership Limitation”), provided, however, Helena may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one days’ prior written notice to the Company. For the avoidance of doubt, the Beneficial Ownership Limitation in no event will exceed 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to the Purchase Agreement.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Helena. The Company expects that any proceeds received by the Company from such sales to Helena will be used for working capital and other general corporate purposes.

The Company has the right to terminate the Purchase Agreement at any time, upon one business day’s notice, at no cost or penalty. During any “suspension event” under the Purchase Agreement, Helena does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Helena, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate in accordance with the terms of the Purchase Agreement.

The issuance of the Commitment Shares and the Purchase Shares will not be registered under the Securities Act or any state securities laws. The issuance of the Commitment Shares and the Purchase Shares will be issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing description of terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of the Purchase Agreement, which is attached hereto as Exhibit 10.3.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders (the “Special Meeting”) on February 6, 2025 at 10:00 a.m. Eastern Time in virtual format. Of the Company’s 13,906,133 shares of Common Stock and Series C Convertible Preferred Stock issued and outstanding and eligible to vote as of the record date of January 6, 2025, 7,092,260 shares, or approximately 51.00% of the eligible shares of Common Stock, were present virtually or represented by proxy. A quorum was present for all matters. Each of the matters set forth below is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 21, 2025. The following actions were taken at the Special Meeting:

Proposal 1

The Company’s stockholders approved (i) the issuance of Common Stock to the Company’s interim Chief Executive Officer, Mr. David Lazar, upon conversion of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and (ii) an amendment to the Series C Preferred Stock Certificate of Designations removing the ownership limitation thereunder, for purposes of Nasdaq Listing Rules 5635(b), (c) and (d).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
659,603	471,803	9,114	3,301,740

Proposal 2

The Company’s stockholders approved the issuance of shares of Common Stock in connection with the Warrant Exchange Agreement between the Company and Armistice Capital Master Fund Ltd., for purposes of Nasdaq Listing Rule 5635(d).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,257,515	526,024	6,981	3,301,740

Proposal 3

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1:4 and not more than 1:16 (the “Reverse Stock Split”) such ratio and the implementation and timing of such Reverse Stock Split to be determined in the discretion of the Company’s Board of Directors (the “Board”). As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Votes For	Votes Against	Votes Abstained
5,659,401	1,402,177	30,682

Proposal 4

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares, which number would not be adjusted as a result of the Reverse Stock Split.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,184,066	592,674	13,780	3,301,740

Proposal 5

The Company’s stockholders approved an amendment to the Cyclacel Pharmaceuticals, Inc. 2018 Equity Incentive Plan, as amended to reserve an additional 500,000 shares of Common Stock for issuance thereunder, which number would not be adjusted as a result of the Reverse Stock Split.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,207,112	568,327	15,081	3,301,740

Proposal 6

The Company’s stockholders ratified the appointment of Bush & Associates CPA LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2024. As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Votes For	Votes Against	Votes Abstained
6,194,884	872,187	25,189

Proposal 7

The Company’s stockholders approved an adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt any of the above proposals. As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Votes For	Votes Against	Votes Abstained
6,067,846	999,712	24,702

Item 8.01 Other Events.

As previously reported in a Current Report on Form 8-K, on January 2, 2025, the Company entered into a Securities Purchase Agreement with David Lazar pursuant to which he agreed to purchase from the Company 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 2,100,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3.1 million. Mr. Lazar paid $1,000,000 at the initial closing of the transactions under the Purchase Agreement in exchange for 1,000,000 shares of Series C Preferred Stock and agreed, subject to the satisfaction of certain closing conditions and within two business days of the receipt of stockholder approval at the Company’s special meeting of stockholders, to pay an additional $2,100,000 in exchange for 2,100,000 shares of Series D Preferred Stock. As described above, the Nasdaq Issuance (Proposal 1) was approved by the Company’s stockholders at the Special Meeting and, accordingly, Mr. Lazar paid $2,100,000 to the Company on February 6, 2025.

As previously reported, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Rule”). Following a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company was granted until December 24, 2024 to evidence compliance with the Stockholders’ Equity Rule, which was subsequently extended to February 6, 2025. The Company undertook the transactions described above in an effort to regain compliance with the Stockholders’ Equity Rule.

As a result of the transactions described herein and the deconsolidation of the Company’s subsidiary Cyclacel Ltd., as reported on the Company’s Current Report on Form 8-K filed on February 5, 2025, the Company believes as of the date of this filing that it has stockholders’ equity of at least $2.5 million. The Company awaits Nasdaq’s formal confirmation that the Company has evidenced compliance with the Stockholders’ Equity Rule and all other applicable criteria for continued listing on The Nasdaq Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Securities Purchase Agreement, dated as of February 4, 2025, between the Company and David Lazar
10.2	Amendment Agreement, dated as of February 4, 2025, between the Company and Armistice Capital Master Fund Ltd.
10.3	Securities Purchase Agreement, dated as of February 5, 2025, between the Company and Helena Special Opportunities 1 Ltd.
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ David Lazar
Name:	David Lazar
Title:	Interim Chief Executive Officer

Date: February 6, 2025